Exhibit 10.4

WAIVER AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This WAIVER AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (“Agreement”) dated as of November 16, 2009 (“Effective Date”) is among Flotek Industries, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined below), and Wells Fargo Bank, N.A., as Administrative Agent (as defined below), Issuing Lender (as defined below), and Swing Line Lender (as defined below) for the Lenders.

RECITALS

A. The Borrower is party to that certain Credit Agreement dated as of March 31, 2008, among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), issuing lender (in such capacity, the “Issuing Lender”), and swing line lender (in such capacity, the “Swing Line Lender”), as heretofore amended (as so amended, the “Credit Agreement”).

B. Subject to the terms and conditions set forth herein, the parties hereto wish to (i) acknowledge the existence of certain Events of Default (as defined in the Credit Agreement), (ii) provide a waiver of such Events of Default and (iii) make certain amendments to the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Waiver.

(a) The Borrower hereby acknowledges the existence of the Events of Default resulting from the following (collectively, the “Existing Defaults”): (i) Borrower’s failure to comply with the minimum net worth covenant under Section 6.17 of the Credit Agreement for the fiscal quarter ended September 30, 2009, (ii) Borrower’s failure to comply with the minimum fixed charged coverage ratio covenant under Section 6.19 of the Credit Agreement for the fiscal quarter ended September 30, 2009, (iii) Borrower’s possible incorrect representation as to no Defaults under the Notice of Borrowing delivered on or about October 19, 2009 for a Borrowing on such date and (iv) Borrower’s possible failure to provide timely and adequate notice of the Existing Defaults under Section 5.2(g) of the Credit Agreement.

(b) Subject to the terms and conditions of this Agreement, the Lenders hereby waive the Existing Defaults. The waiver by the Lenders described in this Section 2(b) is contingent upon the satisfaction of the conditions precedent set forth in Section 5 below and is limited to the Existing Defaults. Such waiver shall not be construed to be a consent to or a permanent waiver of the Sections covered by the Existing Defaults or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents.

(c) The Lenders expressly reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Credit Document other than the Existing Defaults. The description herein of the Existing Default is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Lenders to give notice to the Borrower or the Guarantors of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof. Each of the Borrower and each Guarantor hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower and the Guarantors of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Credit Documents, and no inaction or action by the Administrative Agent, Swing Line Lender, Issuing Lender or any Lender regarding any Default or Event of Default (including but not limited to the Existing Defaults and the waiver thereof provided herein) is intended to be or shall be a waiver thereof other than the waiver of the Existing Defaults expressly provided for in Section 2.(b) of this Agreement. Each of the Borrower and each Guarantor hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the “Lender Rights”). For the avoidance of doubt, each of the Borrower and each Guarantor hereby also agrees and acknowledges that neither the waiver provided in this Agreement nor any other waiver provided by the Lenders prior to the date hereof shall operate as a waiver of or otherwise prejudice any of the Lender Rights other than the waiver of the Existing Defaults expressly provided for in Section 2.(b) of this Agreement.

Section 3. Amendments to Credit Agreement.

(a) Section 1.1 (Certain Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by adding the following new term to appear in alphabetical order therein:

“Fourth Amendment” means that certain Waiver Agreement and Fourth Amendment to Credit Agreement dated as of November 16, 2009 among the Credit Parties, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders which amends this Agreement.

(b) Section 1.1 (Certain Defined Terms). Section 1.1 of the Credit Agreement is hereby further amended by restating the following terms in their entirety as follows:

“Additional Exposure Amount” means an amount equal to the sum of (a) MPE in effect at such time plus (b) the Line Limit in effect at such time. For purposes of this definition, “MPE” means the maximum potential exposure amount with respect to interest rate Hedging Arrangements to which any Credit Party is party and as determined by the Administrative Agent from time to time; and “Line Limit” means aggregate maximum credit limit that the Credit Parties have under the commercial credit cards and stored value cards issued by Wells Fargo or any of its Affiliates.

“Borrowing Base” means, without duplication, the sum of the following, determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement:

(a) 80% of Eligible Receivables of the Credit Parties; plus

(b) an amount equal to 50% of Eligible Inventory of the Credit Parties; provided that, in no event shall the number determined under this clause (b) exceed the lesser of (i) the value determined under clause (a) above and (ii) 50% of aggregate Revolving Commitments; minus

(c) the Additional Exposure Amount.

In any event, any change in the Borrowing Base shall be effective as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement; provided that, (i) the Borrower shall, immediately prior to submitting a Borrowing Base Certificate, contact the Administrative Agent to determine the Additional Exposure Amount and (ii) should the Borrower fail to deliver to the Administrative Agent and the Lenders the Borrowing Base Certificate as required under Section 5.2(d), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its reasonable discretion until the Administrative Agent and the Lenders receive the required Borrowing Base Certificate, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof.

(c) Section 2.1(a) (Revolving Commitments). Section 2.1(a) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

Notwithstanding anything herein (including Article 3) to the contrary, (a) unless otherwise agreed to in writing by the Majority Lenders and other than pursuant to Section 2.2 or Section 2.3, no Lender shall be obligated to make Revolving Advances, and the Borrower hereby agrees not to request any Revolving Advances, during the period from the effective date of the Fourth Amendment to February 10, 2010, and (b) unless otherwise agreed to in writing by the Issuing Lender, the Issuing Lender shall not be obligated to issue, increase or renew any Letter of Credit, and the Borrower hereby agrees not to request any issuance, increase or renewal of any Letter of Credit, during the period from the effective date of the Fourth Amendment to February 10, 2010.

(d) Section 2.6 (Repayment). Section 2.6 of the Credit Agreement is hereby amended by replacing clause (b) in its entirety with the following:

(b) Term Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Term Lender the aggregate outstanding principal amount of the Term Advances in quarterly installments of $2,000,000.00 each, payable on each March 31, June 30, September 30, and December 31, commencing with June 30, 2008 (except that the installment due on December 31, 2009 shall instead be due and payable on November 16, 2009) and a final installment of the remaining, unpaid principal balance of the Term Advances payable on the Term Maturity Date.

(e) Section 2.8 (Interest). Section 2.8 of the Credit Agreement is hereby amended by adding the following sentence to the end of clause (a) thereof:

Notwithstanding the foregoing, from September 30, 2009 to November 16, 2009, the proviso in the first sentence of this Section 2.8(a) and the proviso in the third sentence of this Section 2.8(a), each providing for a default rate of interest, shall not apply.

(f) Section 2.8 (Interest). Section 2.8 of the Credit Agreement is hereby further amended by adding the following sentence to the end of clause (b) thereof:

Notwithstanding the foregoing, from September 30, 2009 to November 16, 2009, the proviso in the first sentence of this Section 2.8(b) providing for a default rate of interest shall not apply.

(g) Section 5.2 (Reporting). Section 5.2 of the Credit Agreement is hereby amended by replacing clause (a) therein in its entirety with the following:

(a) Annual Financial Reports of Borrower. (i) The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year, commencing with fiscal year ended December 31, 2007, (A) the unqualified audited annual Financial Statements for the Borrower and its consolidated Subsidiaries setting forth in comparative form the audited consolidated figures as of the end of and for the previous fiscal year (beginning with the financial statements delivered for the fiscal year ending December 31, 2008), all prepared in conformity with GAAP consistently applied and all as audited (other than the consolidating statements) by certified public accountants reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit, and (B) a Compliance Certificate executed by an authorized senior financial Responsible Officer of the Borrower. (ii) In addition to the foregoing, the Borrower shall provide, or shall cause to be provided, to the Administrative Agent, on or prior to February 10, 2010, (A) the unaudited Financial Statements for the Borrower and its consolidated Subsidiaries setting forth in comparative form the unaudited consolidated figures as of the end of and for the fiscal year ending December 31, 2009 (including a comparison of the balance sheet and the related consolidated and consolidating statements of income, retained earnings, and cash flow but subject to the absence of footnotes and to year-end audit adjustments), all in reasonable detail and duly certified with respect to such consolidated statements by an authorized senior financial Responsible Officer of the Borrower as having been prepared in accordance with GAAP and as fairly presenting, in all material respects, the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries in accordance with GAAP; and (B) a Compliance Certificate executed by an authorized senior financial Responsible Officer of the Borrower.

(h) Section 5.3 (Insurance). Section 5.3 of the Credit Agreement is hereby amended by replacing clause (d) therein in its entirety with the following:

(d) Any proceeds of insurance referred to in this Section 5.3 which are paid to the Administrative Agent shall (i) if no Event of Default has occurred and is continuing, be returned to the Borrower which shall be reinvested in Collateral or applied to repair or replace the damaged property, and (ii) if an Event of Default has occurred and is continuing, be immediately applied to the Secured Obligations in accordance with Section 7.6.

(i) Section 6.27 (Minimum Liquidity). Section 6.27 of the Credit Agreement is hereby replaced in its entirety with the following:

Section 6.27 Minimum Liquidity. From the date the Series A Preferred Stock shares are issued to June 30, 2010, the Borrower shall not permit (a) Liquidity at any time to be less than $5,000,000, or (b) Availability at any time to be less than $4,000,000.

(j) Section 7.1 (Events of Default). Section 7.1 of the Credit Agreement is hereby amended by replacing clause (c) therein in its entirety with the following:

(c) Any breach by any Credit Party of any of the covenants in Section 5.2(a)(ii), Section 5.2(d), Section 5.2(g), Section 5.3(a), Section 5.12(c) or Article 6 of this Agreement or the corresponding covenants in any Guaranty, or Section 8 of the Fourth Amendment, or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach is not cured within 30 days after the earlier of the date notice thereof is given to the Borrower by the Administrative Agent or any Lender or the date any officer of the Borrower or any other Credit Party obtained actual knowledge thereof;

(k) Exhibit B (Borrowing Base Certificate). Exhibit B to the Credit Agreement is hereby restated in its entirety as set forth on Exhibit B attached hereto.

Section 4. Credit Parties’ Representations and Warranties. Each Credit Party acknowledges, represents, warrants and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby (other than such representations and warranties stating that no Default exists) and the representations and warranties contained in the other Credit Documents are true and correct in all material respects on and as of the Effective Date as if made on as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default (other than the Existing Defaults) has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Credit Parties have granted to the Administrative Agent, a valid, binding, perfected, enforceable, first priority (subject to Permitted Liens), Liens in the Collateral and such Liens are not subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received:

(i) multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, Guarantors, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Majority Lenders and a fee letter addressing the fees described in Section 5(c) below executed by the Borrower and Wells Fargo Bank, N.A.;

(ii) a certificate, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of the Borrower as to (A) updated officers’ incumbency and specimen signatures, (B) the resolutions of the Board of Directors of the Borrower authorizing this Agreement, and (C) true and complete copies of its organizational documents or that no changes have occurred to such organizational documents since copies of such documents were certified to the Administrative Agent with the closing of the Credit Agreement on March 31, 2008; and

(iii) certificates of existence and good standing for the Borrower in each state in which it is organized, which certificate shall be dated a date not sooner than 30 days prior to Effective Date.

(b) The representations and warranties in this Agreement shall be true and correct in all material respects.

(c) The Borrower shall have paid to the Administrative Agent (i) for the account of each Lender executing this Agreement on or prior to the Effective Date, a waiver fee equal to 0.15% of the sum of (a) such Lender’s Revolving Commitment plus (b) such Lender’s pro rata share of the principal amount of all Term Advances outstanding on the Effective Date; and (ii) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the date this Agreement is entered into. The Borrower, Wells Fargo Bank, N.A. and Wells Fargo Securities LLC hereby acknowledge and agree that the waiver fee provided for in clause (i) is the waiver fee referred to in the fee letter among the Borrower, Wells Fargo Bank, N.A. and Wells Fargo Securities LLC dated the Effective Date.

Section 6. Acknowledgments and Agreements.

(a) The Borrower and each Guarantor acknowledges that on the date hereof all Obligations are payable in accordance with their terms and each Credit Party hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(b) The Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Other than as expressly set forth in Section 2(b) above, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, Issuing Lender, the Swing Line Lender or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, Issuing Lender, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledges and agrees that its respective liabilities under the Credit Agreement, as amended hereby, or the Guaranty are not impaired in any respect by this Agreement.

(d) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment of, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations, as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.

Section 8. Certain Covenant. In consideration of the agreements given herein, each Credit Party hereby acknowledges and agrees that (a) the Majority Lenders have, and hereby do, instruct the Administrative Agent to retain and employ, through its counsel, a financial advisor (such financial advisor, or any successor or replacement thereof, the “Financial Advisor”), which Financial Advisor shall not be an Affiliate of any Lender, on or before December 31, 2009, and (b) the Credit Parties shall cooperate in all reasonable respects with the Financial Advisor and shall promptly provide to the Financial Advisor such information regarding the operations, business affairs, assets and financial condition of the Borrower, each Guarantor and their respective Subsidiaries as requested by the Financial Advisor. In addition, the Borrower, each Guarantor and their respective Subsidiaries shall permit the Financial Advisor to discuss such operations, business affairs, assets and financial condition with the officers and directors of the Borrower, each Guarantor and their respective Subsidiaries and shall make such officers and directors available to the Financial Advisor for such purpose as may be reasonably requested and during normal business hours. The Borrower acknowledges and agrees that the Borrower is required to pay all costs and expenses of the Financial Advisor in accordance with Section 9.1 of the Credit Agreement. The Borrower hereby agrees to provide to the Administrative Agent, on or prior to December 4, 2009, a business plan prepared by the Borrower (and acceptable to the Majority Lenders with such detail and supporting documentation acceptable to the Majority Lenders) upon which the cash flow forecast and financial projections delivered under Section 5.2(s) of the Credit Agreement are based and which detail the Borrower’s plan to repay the Obligations, to comply with the financial covenants in the Credit Agreement and to otherwise pay its other Debt and trade accounts payable as they become due. Notwithstanding anything herein or in the Credit Agreement to the contrary, a breach of the terms of this Section 8 shall constitute an immediate Event of Default under Section 7.1(c)(ii) of the Credit Agreement.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13. RELEASE: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 13 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

Section 14. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the Effective Date.

BORROWER:

FLOTEK INDUSTRIES, INC.

By:	/s/ Jesse Neyman

Name:	Jesse Neyman

Title:	Executive Vice President, Finance and Strategic Planning

GUARANTORS:

TELEDRIFT COMPANY
FLOTEK PAYMASTER, INC.
MATERIAL TRANSLOGISTICS, INC.
PETROVALVE, INC.
TURBECO, INC.
USA PETROVALVE, INC.
SOONER ENERGY SERVICES, LLC
CESI MANUFACTURING LLC
CESI CHEMICAL, INC.
PADKO INTERNATIONAL, INC.

Each By:	/s/ Jesse Neyman

Name:	Jesse Neyman

Title:	Executive Vice President, Finance and Strategic Planning

FLOTEK INDUSTRIES FZE

By:	/s/ Jesse Neyman

Name:	Jesse Neyman

Title:	Executive Vice President, Finance and Strategic Planning

Signature Page to Waiver Agreement and Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT / ISSUING LENDER / SWING LINE LENDER:

WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Lender and Swing Line Lender

By:	/s/ Michael W. Nygren

Name:	Michael W. Nygren

Title:	Vice President

Signature Page to Waiver Agreement and Fourth Amendment to Credit Agreement

LENDERS:

WELLS FARGO BANK, N.A., as a Revolving Lender and a Term Lender

By:	/s/ Michael W. Nygren

Name:	Michael W. Nygren

Title:	Vice President

Signature Page to Waiver Agreement and Fourth Amendment to Credit Agreement

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Revolving Lender and a Term Lender

By:	/s/ Brian Thomas
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY, as a Revolving Lender and a Term
Lender

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Brian Thomas
Vice President

Signature Page to Waiver Agreement and Fourth Amendment to Credit Agreement

COMERICA BANK, as a Revolving Lender and a Term Lender

By:	/s/ Cyd Dillahunty

Name:	Cyd Dillahunty

Title:	Vice President – Texas Division

Signature Page to Waiver Agreement and Fourth Amendment to Credit Agreement

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[date]

Wells Fargo Bank, N.A.

1000 Louisiana, 9th Floor

Houston, Texas 77002

Attn: Eric Hollingsworth, Senior Vice President

Telephone: (713) 319-1354

Telecopy: (713) 739-1087

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of March, 31, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”; the defined terms of which are used herein as defined therein unless otherwise defined herein) among Flotek Industries, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, and Wells Fargo Bank, N.A., as an administrative agent (in such capacity, the “Administrative Agent”), the swing line lender, and the issuing lender. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Credit Agreement.

The Borrower hereby certifies that:

(a) the undersigned has no knowledge of any Defaults in the observance of any of the provisions in the Credit Agreement which existed as of                          or which exist as of the date of this letter;

(b) the amounts and calculations regarding the Borrowing Base set forth in Sections A and B on the attached Schedule A and on the accompanying supporting reports and schedules attached hereto were true and correct as of                     ;

(c) as of the date hereof the amounts and calculations set forth in Section C and D of the attached Schedule A are true and correct; and

(d) the receivables and inventory included in the Borrowing Base as calculated in Schedule A (i) conform, in all material respects, to the representations and warranties in Article IV of the Credit Agreement and the other Security Documents, to the extent such provisions are applicable to Receivables or Inventory, (ii) are encumbered by an Acceptable Security Interest and subject to no other Liens (other than Permitted Liens), and (iii) are, otherwise, Eligible Receivables and Eligible Inventory, as required under the Credit Agreement.

Very truly yours,
FLOTEK INDUSTRIES, INC.

By:

Name:

Title:

Exhibit B

SCHEDULE A

BORROWING BASE CALCULATION

AVAILABILITY CALCULATION

As of [DATE]:

A. ELIGIBLE RECEIVABLES

(1)    Receivables of Credit Parties (Receivables being the unpaid portion of the obligation, as stated on the respective invoice or other writing, of a customer of a Credit Party in respect of goods sold or services rendered by such Credit Party.)

$	__________

minus

(2)	(without duplication) the sum of Receivables which are:

a.	unpaid for more than 90 days from the due date of the original invoice	$	__________

b.	arise not in the ordinary course of business	$	__________

c.	not a legal, valid and binding payment obligation of the account debtor	$	__________

d.	Receivables that the Borrower or such Subsidiary does not have good and indefeasible title or the Administrative Agent does not hold an Acceptable Security Interest in such Receivables or such Receivables are subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent	$	__________

e.	evidenced by a chattel paper, promissory note or other instrument (other than an invoice) that is not in the actual possession of the Borrower or the Administrative Agent	$	__________

f.	owed by an account debtor to the extent that such account debtor could or does claim any set-offs, counterclaims, defenses, allowances or adjustments or there has been a dispute, objection or complaint by the account debtor concerning its liability for such Account Receivable	$	__________

g.	Receivables that arose from the sale of Inventory that has been returned, rejected, lost or damaged	$	__________

h.	owed by an account debtor that is organized or domiciled in a jurisdiction other than that of the United States or the Receivable is not denominated in Dollars	$	__________

i.	owed by an account debtor to the extent that the Receivables of such account debtor exceeds in the aggregate an amount equal to 25% of the aggregate Eligible Receivables	$	__________

j.	due from the United States government, any state or municipal government or any agency of any of same	$	__________

k.	due from an account debtor that (i) has at any time more than 20% of its aggregate Receivables owed to any Credit Party more than 90 days past due, (ii) is the subject of a proceeding under the United States Bankruptcy Code or any similar proceeding, or (iii) is known by any Credit Party as being bankrupt, insolvent or otherwise unable to pay its debts as they become due	$	__________

l.	due from any Affiliate of a Credit Party	$	__________

m.	the result of a credit balancing relating to a Receivable more than 90 days past the invoice date	$	__________

Exhibit B

n.	related to work-in-progress or finance or service charges	$	__________

o.	Receivables that did not arise from the performance by a Credit Party of services which have been fully and satisfactorily performed, and did not arise from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by a Credit Party of goods (i) in which such Person had sole and complete ownership or (ii) which have been shipped or delivered to the account debtor	$	__________

p.	the result of a “cash on delivery” or “C.O.D.” purchase terms	$	__________

q.	the result of a bill and hold good or deferred shipment or pre-bills	$	__________

r.	otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment consistent with its past practices	$	__________

	TOTAL:	$	__________

3. Total Eligible Receivables = (1) – (2) =	$__________

B. ELIGIBLE INVENTORY

1. Inventory of Credit Parties (inventory being all inventory owned or hereafter acquired by a Credit Party, wherever located which are held for sale).	$__________

minus

2.	(without duplication) the sum of Inventories which are:

a.	not subject to an Acceptable Security Interest or which are in the possession of a Person or consignee to the extent not all necessary steps have been taken under the UCC or other law to protect such Credit Party’s rights or to perfect the security interest of such Credit Party in such Inventory	$	__________

b.	evidenced by any negotiable or non-negotiable document of title	$	__________

c.	goods in transit to third parties, or bill and hold goods or deferred shipments	$	__________

d.	subject to any third party’s rights (including Permitted Liens) which would be superior to the Lien and rights of the Administrative Agent created under the Security Documents	$	__________

e.	obsolete, damaged, defective, or not saleable in their present state for the use for which they were manufactured or purchased	$	__________

f.	of a type held for sale but which has not sold during the last preceding twelve months	$	__________

g.	used in determining such Person’s general ledger inventory reserve amount for obsolete or unsaleable Inventory	$	__________

h.	not reflected on any Credit Party’s books for more than one year	$	__________

i.	located on premises owned or operated by the customer that is to purchase such Inventory	$	__________

j.	not located on premises owned by the Credit Party and are located on premises that is owned or operated by a landlord who has not waived in writing or otherwise subordinated in writing any Lien such landlord may have in such Inventory (whether such Lien arose by contract, operation or law or otherwise)	$	__________

Exhibit B

k.	work in process

l.	raw materials or supplies or materials consumed in the business of such Credit Party unless such material or supply can be sold to a customer in its then current state without any modifications or improvements thereto

m.	otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment

	TOTAL:	$	__________

3. Total Eligible Inventory = (1) – (2) =	$	__________

C. BORROWING BASE

1. A.3 x 80%	= $	__________

2. B.3 x 50%	= $	__________

3. 50% of aggregate Revolving Commitments	= $	7,500,000

4. Eligible Receivables = C.1			=$	___________

5. Eligible Inventory = the least of C.1, C.2 and C.3			=$	___________

6. Additional Exposure Amount			=$	___________	[1]

7. Borrowing Base = C.4 + C.5. – C.6			= $	__________

D. AVAILABILITY

1. Aggregate outstanding amount of all Swing Line Advances			= $	__________

2. Aggregate outstanding amount of all Revolving Advances			= $	__________

3. Aggregate outstanding undrawn amount of Letters of Credit			= $	__________

4. Aggregate unpaid amount of all payment obligations under drawn Letters of Credit			= $	__________

5. Lesser of (a) Borrowing Base (See C.7 above) and
(b) the aggregate Revolving Commitments			= $	__________

6. Availability = D.5. – (D.1 + D.2+ D.3 + D.4)			= $	__________

[1]

“Additional Exposure Amount” means an amount equal to the sum of (a) MPE in effect at such time plus (b) the Line Limit in effect at such time. “MPE” means the maximum potential exposure amount with respect to interest rate Hedging Arrangements to which any Credit Party is party and as determined by the Administrative Agent from time to time and “Line Limit” means aggregate maximum credit limit that the Credit Parties have under the commercial credit cards and stored value cards issued by Wells Fargo or any of its Affiliates.

Exhibit B

[Please attach each of the following as a separate schedule:

(a) accounts receivable and accounts payable aging reports for each Credit Party with grand totals,

(b) an activity and dilution report showing the beginning of month balance, gross sales, cash collections, credit memos issued and ending balance for accounts receivable,

(c) a schedule of inventory balances per general ledger for each Credit Party with grand totals for all Credit Parties and separate calculations for work in process, raw materials and finished goods,

(d) a schedule of credit memo totals from sales order reports, and

(e) if requested by the Administrative Agent at least 20 days prior to the date hereof, a month end physical count sheets covering Inventory.]

Exhibit B